UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2013

FORMCAP CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-28847	1006772219
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
Incorporation)

50 West Liberty Street, Suite 880
Reno, Nevada	89501
(Address of Principal Executive Offices )	(Zip Code)

Registrant’s telephone number, including area code: (775) 285-5775

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

As used in this report, the terms "we", “us", “our", the “Company" refer to Formcap Corp., a Nevada corporation.

ITEM 3.02 – PRESS RELEASE

FORMCAP COMPLETES GEOTECHNICAL REPORT: COWLEY COUNTY, KANSAS
(Results Provided by Thomas Markham, Petroleum Geologist, MS)

October 16, 2013 – Reno, NV – FormCap Corp. (“FormCap”) (OTCQB: FRMC) today announced that a Geotechnical Report (the Geotechnical Report) with respect to the acquisition of up to 1500 acres of petroleum and natural gas lands has been completed. The lands are located in Sections 4 and 5 Township 30 Range 6; and in the S1/2 of Section 13 in Township 31S Range 6. The Geotechnical Report provided an evaluation for potential early oil exploration on the Lands, focused on the Mississippian Formation. The summary of the Geotechnical Report including method; discussion; and conclusion is provided below in its entirety.

EVALUATION OF THE MISSISSIPPIAN LIME SECTION, COWLEY COUNTY, KANSAS AS AN OIL RESOURCE OBJECTIVE:

Cowley County, Kansas has over 1,200 vertical wells drilled into the Mississippian over the last 100 years with varying degrees of economic success. The oil production from these wells is rapidly declining. Since 2009 the Mississippian Lime has been a primary exploration and production target in NW Oklahoma and Kansas. The potential of the Mississippian Lime as an oil resource objective is demonstrated from the performance of one of the independent oil companies involved in the play. Sandridge, primarily focused in counties to the W/NW of Cowley County, Kansas, is currently producing an estimated 40,000 BOE per day of Mississippian Oil after starting from “0” in 2009.

Topics to be considered for Cowley County are: Mississippian production to date, the Mississippian Lime as a reservoir (is it similar to adjacent Counties where the play is further developed), and is there adequate infrastructure (electricity, roads, oil marketing) for oil exploration and production.

METHOD: In Cowley County, Kansas, 1095 individual well scout tickets (location, drilling, and completion information) along with production records – Mississippian completions, since 1924 – were evaluated. These records, from public information sources, were accessed through IHS ENERGY and evaluated using POWERTOOLS (copyright IHS ENERGY). In addition, selected openhole electric logs of wells that penetrated the full Mississippian Section were accessed through LogNet and were reviewed. Background information sources include the Kansas Geological Survey Public Information Circular 33 “The Mississippian Limestone Play in Kansas: Oil and Gas in a Complex Geological Setting” and the Oklahoma Geological Society: The Mississippian and Arbuckle Workshop “The Unconventional Mississippian Play Early Producing and Completion Statistics (& Observations).

DISCUSSION: Published data and selected Cowley County well logs were reviewed to determine the similarity of the Cowley County Mississippian with other, further developed, Play areas. The Cowley County Mississippian is 238’ to 363’ in total thickness, occurring at 2,800’ to 3,455’ in depth. Of varying thickness (up to 80’ thick), the Upper Mississippian or “Chat” has been the primary oil reserve developed to date, having porosities of up to 25% to 50%. Wells would frequently total depth in the “Chat” and not drill any further into the underlying Mississippian Lime (also called the “Solid” or “Massive”). Unlike the oil productive “Chat”, the underlying Lime’s porosity and permeability is often associated with fractures. Net porosity (greater than 5%) averages 30’ to 50’. The Cowley County Mississippian compares favorably to that of the adjacent counties where the Play is further developed.

Well data from historical records indicates that 63 Mississippian completions had initial production rates in excess of 100 barrels of oil per day. This initial production rate indicates excellent porosity and permeability. 199 leases (an oil lease can have multiple wells) had produced in excess of 40,000 barrels of oil; 97 of those leases produced in excess of 100,000 barrels of oil with 43 leases having produced over 200,000 barrels of oil from vertical wells. This information indicates that the Cowley County Mississippian production to date can be extremely economic, especially with oil at current price levels.

Randomly selected decline curves (logarithmic rates vs. time plots) from single vertical well Mississippian Leases demonstrate a distinctive decline pattern. The relatively rapid rate if initial decline – oil production from the immediate area of the borehole in a limited but porous and permeable reservoir – is replaced by a distinctive, less significant decline. This reduction in rate of decline can be the result of oil migrating to the borehole from outside of the original near borehole productive area. Assuming an effective depletion of a given “Chat” reservoir, this oil migration is from porous but a significantly less permeable reservoir. In an upper Mississippian “Chat” completion, it appears that this migration is from underlying Mississippian Lime section.

The Woodford Shale directly underlying the Mississippian Lime is a “world class” source rock. The oil generated by the Woodford has saturated the Upper Mississippian (or “Chat”) resulting in the prolific historical production. This has been the focus in Cowley County to date. Obviously, the oil would be moving through and accumulating in the Mississippian Lime as it charges the overlying “Chat” reservoir. These oil reserves are the focus of the developing resource play.

There has been oil and gas production in Cowley County, Kansas since the 1920’s. It is rural, but is considered to have adequate infrastructure for oil drilling and production activities.

CONCLUSION: The Mississippian Lime in Northern Oklahoma and Southern Kansas has become a major oil resource play since 2009. The Mississippian Lime had historically been recognized as having potential, but was basically disregarded as being tight (low permeability). Industry’s major focus was on the drilling and development of the Upper Mississippian (“Chat”) having better reservoir characteristics.

However, with the application of recently improved fracturing designs and techniques, the Mississippian Lime is rapidly becoming one of the major oil resource plays in North America. This section typically has poor permeability connecting its multiple and large oil saturated pores. Aggressive fracturing will increase by several orders of magnitude the interconnection of the oil saturated pores with the completed well – leading to increased daily production rates and ultimate oil reserve recoveries.

Cowley County, Kansas has all the same necessary reservoir parameters as in offset Counties within the developing Play. The significant oil recoveries observed to date in vertical wells penetrating the “Chat” and the reserves remaining in the Mississippian Lime – in part suggest by decline curve patterns- argues that the application of modern fracturing techniques will establish a Mississippian Lime oil play in Cowley County, Kansas with excellent economics.

T.A. MARKHAM Petroleum Geologist, MS.

Additional information can be found at the Company website at: www.formcapcorp.com

On behalf of the Board of Directors,
FormCap Corp. (OTCQB: FRMC)

Signed: ‘Graham Douglas’

Graham Douglas, CEO
FormCap Corp.
50 West Liberty Street, Suite 880
Reno, NV 89501
T: +1(775) 285-5775
F: +1(775) 285-5776
info.formcapcorp.com

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
None

SIGNATURES

             Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 16, 2013		FORMCAP CORP

	By:	/s/ Graham Douglas
Graham Douglas
Chief Executive Officer